Exhibit 4.1

SIXTY-EIGHTH SUPPLEMENTAL
INDENTURE

TO

INDENTURE DATED SEPTEMBER 1, 1939

DUKE ENERGY INDIANA, LLC

TO

DEUTSCHE BANK NATIONAL TRUST COMPANY
AS TRUSTEE

DATED AS OF MAY 12, 2016

CREATING
FIRST MORTGAGE BONDS, SERIES XXX, 3.75%, DUE MAY 15, 2046

AND

OTHERWISE SUPPLEMENTING AND AMENDING THE INDENTURE

TABLE OF CONTENTS

		Page

PARTIES:

Company (Duke Energy Indiana, LLC, formerly named Duke Energy Indiana, Inc., formerly named each of PSI Energy, Inc. and Public Service Company of Indiana, Inc., and successor by consolidation to Initial Mortgagor (Public Service Company of Indiana)), and Trustee		1

RECITALS:

Indenture of the Initial Mortgagor, dated September 1, 1939, and First Supplemental Indenture thereto of the Initial Mortgagor, dated as of March 1, 1941		1

Consolidation of Initial Mortgagor (and four other companies) into the Company		1

Execution by Company of Second Supplemental Indenture to the original Indenture		1

Company substituted for Initial Mortgagor under Indenture		1

Execution by Company of Third through the Sixty-Seventh Supplemental Indentures to the original Indenture		2

LaSalle Bank National Association appointed as Successor Trustee		2

Resignation of Bank of America, N.A., as successor by merger to LaSalle Bank National Association, and appointment of Deutsche Bank National Trust Company as Successor Trustee		2

Change of name of Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc., to Duke Energy Indiana, Inc., and thereafter to Duke Energy Indiana, LLC		3

Amount of bonds presently outstanding under the Indenture		3

Sixty-Eighth Supplemental Indenture and Bonds of Series XXX authorized		3

Conditions precedent performed		3

EXECUTING CLAUSE		4

ARTICLE I.

FIRST MORTGAGE BONDS, SERIES XXX, 3.75%, DUE MAY 15, 2046

Section 1.	Creation and designation of Bonds of Series XXX	4

Section 2.	Bonds of Series XXX to be in registered form only	4

	Form of Face of Bond Of Series XXX	7

	Form of Reverse of Bond of Series XXX	9

	Form of Trustee’s Certificate	12

Section 3.	Date of Bonds of Series XXX	13

Section 4.	Maturity dates, interest rates and payment dates, and principal payments of Bonds of Series XXX	13

Section 5.	Place and manner of payment of Bonds of Series XXX	13

Section 6.	Denominations and numbering of definitive Bonds of Series XXX	13

	Temporary Bonds of Series XXX and exchange thereof for definitive bonds	13

Section 7.	Maintenance and Renewal Fund shall not apply to Bonds of Series XXX	13

ii

Section 8.	Inspection requirements shall not apply to Bonds of Series XXX	14

Section 9.	Company’s right to further amend the original Indenture	14

Section 10.	No sinking fund for Bonds of Series XXX	15

ARTICLE II.

ISSUANCE OF BONDS OF SERIES XXX.

Section 1.	Aggregate principal amount of Bonds of Series XXX issuable at once	15

Section 2.	Issuance of additional Bonds of Series XXX	15

ARTICLE III.

INDENTURE AMENDMENTS.

Section 1.	Amendments to Article I of the original Indenture	15

Section 2.	Amendments to Article VII of the original Indenture	15

ARTICLE IV.

CONCERNING THE TRUSTEE.

Acceptance of trusts by Trustee		17

Trustee not responsible for validity or sufficiency of Sixty-Eighth Supplemental Indenture, etc.		17

Terms and conditions of Article XVII of the original Indenture to be applied to the Sixty-Eighth Supplemental Indenture		17

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 1.	References in any article or section of the original Indenture refer to such article or section as amended by all Sixty-Eight Supplemental Indentures thereto	17

Section 2.	Operation and construction of amendments to the original Indenture	17

Section 3.	All covenants, etc., for sole benefit of parties to the Sixty-Eighth Supplemental Indenture and holders of bonds	17

Section 4.	Table of contents and headings of articles not part of Sixty-Eighth Supplemental Indenture	18

Section 5.	Execution of Sixty-Eighth Supplemental Indenture in counterparts	18

Section 6.	Payments due on non-Business Days	18

SIGNATURES		19

ATTESTATION CLAUSE		19

ACKNOWLEDGMENT BY COMPANY		21

ACKNOWLEDGMENT BY TRUSTEE		22

iii

SIXTY-EIGHTH SUPPLEMENTAL INDENTURE dated as of the 12th day of May, 2016, made and entered into by and between DUKE ENERGY INDIANA, LLC (hereinafter commonly referred to as the “Company”), a limited liability company organized and existing under the laws of the State of Indiana, formerly named Duke Energy Indiana, Inc., and formerly named each of PSI Energy, Inc. and Public Service Company of Indiana, Inc., and the successor by consolidation to Public Service Company of Indiana, an Indiana corporation, party of the first part, and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association organized and existing under the laws of the United States and having its office or place of business in the City of Chicago, State of Illinois, successor trustee to Bank of America, N.A., as successor by merger to LaSalle Bank National Association, which was the successor trustee to The First National Bank of Chicago (hereinafter commonly referred to as the “Trustee”), party of the second part, PARTIES:

WITNESSETH:

WHEREAS, Public Service Company of Indiana (hereinafter commonly referred to as the “Initial Mortgagor”), prior to its consolidation with certain other corporations to form the Company, executed and delivered to the Trustee a certain indenture of mortgage or deed of trust (hereinafter called the “original Indenture” when referred to as existing prior to any amendment thereto, and the “Indenture” when referred to as heretofore, now or hereafter amended), dated September 1, 1939, and a First Supplemental Indenture thereto, dated as of March 1, 1941, to secure the bonds of the Initial Mortgagor, its successors and assigns, issued from time to time under the Indenture in series for the purposes of and subject to the limitations specified in the Indenture; and

WHEREAS, the Company on September 6, 1941, became, through a consolidation, the successor of the Initial Mortgagor (and four other companies) and succeeded to all the rights and became liable for all the obligations of the Initial Mortgagor (and such other companies); and

WHEREAS, after said consolidation, the Company executed and delivered a Second Supplemental Indenture, dated as of November 1, 1941, to the original Indenture for the purposes, among others, of (i) the making by the Company of an agreement of assumption and adoption by it of the Indenture, (ii) the assumption by the Company of the bonds (and interest and premium, if any, thereon) issued or to be issued under the Indenture, and of all terms, covenants and conditions binding upon it under the Indenture, and the agreeing by the Company to pay, perform and fulfill the same, and (iii) the conveying to the Trustee upon the trusts declared in the Indenture, but subject to any outstanding liens and encumbrances, all the property which the Company then owned or which it might thereafter acquire, except property of a character similar to the property of the Initial Mortgagor which is excluded from the lien of the Indenture; and

WHEREAS, all conditions have been met and all acts and things necessary have been done and performed to make the Indenture the valid and binding agreement of the Company and to substitute the Company for the Initial Mortgagor under the Indenture, and to vest the Company with each and every right and power of the Initial Mortgagor, including the right and power to issue bonds thereunder; and

WHEREAS, the Company has subsequently executed and delivered, for purposes authorized under the Indenture, a Third Supplemental Indenture dated as of March 1, 1942, a Fourth Supplemental Indenture dated as of May 1, 1943, a Fifth Supplemental Indenture dated as of August 1, 1944, a Sixth Supplemental Indenture dated as of September 1, 1945, a Seventh Supplemental Indenture dated as of November 1, 1947, an Eighth Supplemental Indenture dated as of January 1, 1949, a Ninth Supplemental Indenture dated as of May 1, 1950, a Tenth Supplemental Indenture dated as of July 1, 1952, an Eleventh Supplemental Indenture dated as of January 1, 1954, a Twelfth Supplemental Indenture dated as of October 1, 1957, a Thirteenth Supplemental Indenture dated as of February 1, 1959, a Fourteenth

Supplemental Indenture dated as of July 15, 1960, a Fifteenth Supplemental Indenture dated as of June 15, 1964, a Sixteenth Supplemental Indenture dated as of January 1, 1969, a Seventeenth Supplemental Indenture dated as of March 1, 1970, an Eighteenth Supplemental Indenture dated as of January 1, 1971, a Nineteenth Supplemental Indenture dated as of January 1, 1972, a Twentieth Supplemental Indenture dated as of February 1, 1974, a Twenty-First Supplemental Indenture dated as of August 1, 1974, a Twenty-Second Supplemental Indenture dated as of August 1, 1975, a Twenty-Third Supplemental Indenture dated as of January 1, 1977, a Twenty-Fourth Supplemental Indenture dated as of October 1, 1977, a Twenty-Fifth Supplemental Indenture dated as of September 1, 1978, a Twenty-Sixth Supplemental Indenture dated as of September 1, 1978, a Twenty-Seventh Supplemental Indenture dated as of March 1, 1979, a Twenty-Eighth Supplemental Indenture dated as of May 1, 1979, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1980, a Thirtieth Supplemental Indenture dated as of August 1, 1980, a Thirty-First Supplemental Indenture dated as of February 1, 1981, a Thirty-Second Supplemental Indenture dated as of August 1, 1981, a Thirty-Third Supplemental Indenture dated as of December 1, 1981, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1982, a Thirty-Fifth Supplemental Indenture dated as of March 30, 1984, a Thirty-Sixth Supplemental Indenture dated as of November 15, 1984, a Thirty-Seventh Supplemental Indenture dated as of August 15, 1985, a Thirty-Eighth Supplemental Indenture dated as of October 1, 1986, a Thirty-Ninth Supplemental Indenture dated as of March 15, 1987, a Fortieth Supplemental Indenture dated as of June 1, 1987, a Forty-First Supplemental Indenture dated as of June 15, 1988, a Forty-Second Supplemental Indenture dated as of August 1, 1988, a Forty-Third Supplemental Indenture dated as of September 15, 1989, a Forty-Fourth Supplemental Indenture dated as of March 15, 1990, a Forty-Fifth Supplemental Indenture dated as of March 15, 1990, a Forty-Sixth Supplemental Indenture dated as of June 1, 1990, a Forty-Seventh Supplemental Indenture dated as of July 15, 1991, a Forty-Eighth Supplemental Indenture dated as of July 15, 1992, a Forty-Ninth Supplemental Indenture dated as of February 15, 1993, a Fiftieth Supplemental Indenture dated as of February 15, 1993, a Fifty-First Supplemental Indenture dated as of February 1, 1994, a Fifty-Second Supplemental Indenture dated as of April 30, 1999, a Fifty-Third Supplemental Indenture dated as of June 15, 2001, a Fifty-Fourth Supplemental Indenture dated as of September 1, 2002, a Fifty-Fifth Supplemental Indenture dated as of February 15, 2003, a Fifty-Sixth Supplemental Indenture dated as of December 1, 2004, a Fifty-Seventh Supplemental Indenture dated as of August 21, 2008, a Fifty-Eighth Supplemental Indenture dated as of December 19, 2008, a Fifty-Ninth Supplemental Indenture dated as of March 23, 2009, a Sixtieth Supplemental Indenture dated as of June 1, 2009, a Sixty-First Supplemental Indenture dated as of October 1, 2009, a Sixty-Second Supplemental Indenture dated as of July 9, 2010, a Sixty-Third Supplemental Indenture dated as of September 23, 2010, a Sixty-Fourth Supplemental Indenture dated as of December 1, 2011, a Sixty-Fifth Supplemental Indenture dated as of March 15, 2012, a Sixty-Sixth Supplemental Indenture dated as of July 11, 2013, and a Sixty-Seventh Supplemental Indenture dated as of January 1, 2016, each supplementing and amending the Indenture; and

WHEREAS, the Thirty-Fifth Supplemental Indenture authorized and appointed LaSalle Bank National Association, a national banking association duly organized and existing under the laws of the United States of America with its principal office in Chicago, Illinois and formerly named LaSalle National Bank, as Successor Trustee to The First National Bank of Chicago, which appointment was accepted, and all trust powers under the Indenture were thereby transferred from The First National Bank of Chicago to LaSalle Bank National Association; and

WHEREAS, by an Instrument of Resignation, Appointment and Acceptance dated as of December 15, 2008, Bank of America, N.A., as successor by merger to LaSalle Bank National Association, resigned as trustee and the Company appointed the Trustee as Successor Trustee thereto, which appointment was thereby accepted by the Trustee effective as of that date, and all trust powers were thereby transferred from Bank of America, N.A. to the Trustee; and

WHEREAS, the Forty-Sixth Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc. effective as of April 20, 1990, the Fifty-Seventh Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from PSI Energy, Inc. to Duke Energy Indiana, Inc., effective as of October 1, 2006, and the Sixty-Seventh Supplemental Indenture amended the Indenture to reflect the Company’s conversion of its form of organization effective January 1, 2016 from an Indiana corporation to an Indiana limited liability company named “Duke Energy Indiana, LLC”; and

WHEREAS, as of May 12, 2016, the only bonds that have been heretofore issued under the Indenture which are now outstanding are $28,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series WW, Due August 22, 2022” and $53,055,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series CCC, 8.85%, Due January 15, 2022” and $38,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series DDD, 8.31%, Due September 1, 2032” and $500,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series LLL, 6.35%, Due August 15, 2038” and $45,940,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, 2005A Pledge Series, Due July 1, 2035” and $450,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series MMM, 6.45%, Due April 1, 2039” and $55,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series NNN, 6%, Due August 1, 2039” and $50,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series OOO, 4.95%, Due October 1, 2040” and $500,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series PPP, 3.75%, Due July 15, 2020” and $10,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series QQQ, 3 3/4%, Due April 1, 2022” and $59,600,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series RRR, 3 /8%, Due March 1, 2019” and $44,025,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series SSS, Due May 1, 2035” and $23,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series TTT, Due March 1, 2031” and $250,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series UUU, 4.20%, Due March 15, 2042” and $150,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series VVV, Floating Rate, Due July 11, 2016” and $350,000,000 aggregate principal amount of “Duke Energy Indiana, Inc. First Mortgage Bonds, Series WWW, 4.90%, Due July 15, 2043”; and

WHEREAS, in accordance with the provisions of Section 1 of Article XVIII of the Indenture, the Board of Directors has authorized the execution and delivery by the Company of a Sixty-Eighth Supplemental Indenture, substantially in the form of this Sixty- Eighth Supplemental Indenture, for the purpose of creating a sixty-ninth series of bonds to be issued under the Indenture, to be known as “Duke Energy Indiana, LLC First Mortgage Bonds, Series XXX, 3.75%, Due May 15, 2046” (such bonds being hereinafter referred to as the “Bonds of Series XXX”), and prescribing the form and substance of the Bonds of Series XXX and the terms, provisions and characteristics thereof, and for the purpose of adding to the covenants and agreements of the Company for the protection of the bondholders and of the trust estate, of providing the terms and conditions for the redemption of the Bonds of Series XXX, of adding certain other covenants and undertakings with respect to the Bonds of Series XXX and of making such changes in the Indenture as are deemed necessary or desirable and as are permitted by the Indenture; and

WHEREAS, all conditions and requirements necessary to make this Sixty-Eighth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the Bonds of Series XXX by the holders and registered owners thereof, and of the sum of One Dollar ($1.00)

duly paid by the Trustee to the Company, the receipt whereof is hereby acknowledged, and in accordance with and subject to the terms and provisions of the Indenture, the Company and the Trustee, respectively, have entered into, executed and delivered this Sixty-Eighth Supplemental Indenture for the uses and purposes hereinafter expressed, that is to say:

ARTICLE I.

FIRST MORTGAGE BONDS, SERIES XXX, 3.75%, DUE MAY 15, 2046

Section 1.  There are hereby created a sixty-ninth series of bonds to be issued under and secured by the Indenture, to be designated as “Duke Energy Indiana, LLC First Mortgage Bonds, Series XXX, 3.75%, Due May 15, 2046” (such series being the Bonds of Series XXX hereinbefore referred to).

Section 2.  The following provisions shall apply to the Bonds of Series XXX.

(a)                                 The Bonds of Series XXX shall be issued in fully registered form only. However, except as provided elsewhere in this Section, the registered owner of all of the Bonds of Series XXX initially shall be The Depository Trust Company (“DTC”) or its nominee, and such Bonds of Series XXX initially shall be registered in the name of DTC or its nominee. Payment of the principal of or interest on Bonds registered in the name of DTC or its nominee shall be made in the manner specified in DTC’s rules and by-laws. DTC (and any successor securities depository) and its (or their) participating institutions (each, a “Participant”) shall maintain a book-entry registration and transfer system with respect to ownership of beneficial interests in the Bonds of Series XXX (the “Book-Entry System”).

(b)                                 The Bonds of Series XXX initially shall be issued in the form of one or more authenticated, fully registered bonds for such series (each, a “Global Security”) which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of the Bonds of Series XXX issued under this Supplemental Indenture, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, (iv) shall be registered in the name of DTC or its nominee, and delivered to DTC or its nominee or a custodian therefor, and (v) shall contain the following legend on the face thereof:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Bonds of Series XXX in definitive certificated form, each Global Security representing the Bonds of Series XXX may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.

(c)                                  The Trustee and the Company may treat Cede & Co. or its nominee, or any successor securities depository or nominee thereof (collectively, the “Depository”) as the sole and exclusive owner of the Bonds of Series XXX, registered in its name for the purposes of payment of the principal or redemption price of or interest on the Bonds of Series XXX, giving any notice permitted or required to be given to holders of the Bonds of Series XXX under the Indenture or this Supplemental Indenture, registering the transfer of the Bonds of Series XXX, obtaining any consent or other action to be taken by holders of the Bonds of Series XXX, and for all other purposes whatsoever and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Company nor the Trustee nor any registrar nor any paying agent shall have any responsibility or obligation to any Participant, any person claiming a beneficial ownership interest in the Bonds of Series XXX under or through the Depository or any Participant, or any other person which is not shown on the registration books as being a holder of the Bonds of Series XXX with respect to (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the principal or interest on the Bonds of Series XXX or the redemption price of the Bonds of Series XXX; (iii) the payment by any Participant to any owner of a beneficial ownership interest in the Bonds of Series XXX, in respect of the principal of or interest on the Bonds of Series XXX or (iv) any consent or other action taken by the Depository as owner of the Bonds of Series XXX. The Trustee shall pay all principal of and interest on the Bonds of Series XXX only to or upon the order of the registered holder or holders of the Bonds of Series XXX, as shown on the registration books, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal or redemption price of and interest on the Bonds of Series XXX, to the extent of the sum or sums so paid. No person other than a holder of the Bonds of Series XXX, as shown on the registration books of DTC, shall receive an authenticated Bond evidencing the obligation of the Company to make payment of the principal of and interest on the Bonds of Series XXX, pursuant to the Indenture and this Supplemental Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co, and subject to the provisions of the Indenture and this Supplemental Indenture, the word “Cede & Co.”, as used in this Supplemental Indenture, shall refer to each new nominee of DTC.

(d)                                 In the event that after the occurrence of an event of default relating to the Bonds of Series XXX that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the Bonds of Series XXX, as reflected in the books and records of the Depository, notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry System is no longer in the best interests of such holders of beneficial interests in the Bonds of Series XXX, then the Trustee shall notify the Depository and the Company, and the Depository will notify each Participant of the availability through the Depository of definitive certificated Bonds of Series XXX.

In such event, the Company shall execute, and the Trustee, upon receipt of a written order of the Company, signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary (an “Issuer Order”), for the authentication and delivery of definitive certificated Bonds of Series XXX, will authenticate and deliver Bonds of Series XXX in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Securities and in exchange for such Global Security or Securities.

(e)                                  If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Bonds of Series XXX, or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company may appoint a successor Depository with respect to the Bonds of Series XXX. If a successor Depository for the Bonds of Series XXX is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive certificated Bonds of Series XXX, will authenticate and deliver Bonds of Series XXX in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Securities and in exchange for such Global Security or Securities.

(f)                                   The Company may at any time and in its sole discretion determine that the Bonds of Series XXX shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive certificated Bonds of Series XXX, will authenticate and deliver the Bonds of Series XXX in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Securities and in exchange for such Global Security or Securities.

(g)                                  Upon the exchange of any Global Security for the Bonds of Series XXX in definitive certificated form, in authorized denominations, the Global Security or Securities shall be cancelled by the Trustee.

(h)                                 Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Securities evidencing the Bonds of Series XXX to any Participant having Bonds of Series XXX credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Security or Securities evidencing the Bonds of Series XXX.

(i)                                     In connection with any notice or other communication to be provided to holders of the Bonds of Series XXX pursuant to the Indenture and this Supplemental Indenture by the Company or the Trustee with respect to any consent or other action to be taken by holders of the Bonds of Series XXX, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole holder of the Bonds of Series XXX.

The Bonds of Series XXX and the Trustee’s certificate to be endorsed thereon shall be substantially in the following forms, respectively:

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

(FORM OF FACE OF BOND OF SERIES XXX)

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.](1)

No. XXX-R-	$
CUSIP No: 26443T AA4
ISIN: US26443TAA43

DUKE ENERGY INDIANA, LLC
FIRST MORTGAGE BOND, SERIES XXX, 3.75%,
DUE MAY 15, 2046

Duke Energy Indiana, LLC, an Indiana limited liability company (hereinafter called the “Company”), for value received, hereby promises to pay to                                     , or registered assigns, the principal sum of                                  Dollars ($             ) on the fifteenth day of May, 2046 and to pay interest on said sum from the date hereof, until said principal sum is paid, at the rate of 3.75% per annum, payable semi-annually on the fifteenth day of May and November in each year, beginning on November 15, 2016. Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Plainfield, Indiana, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

(1) This should be included only if the Bonds of Series XXX are being issued in global form.

IN WITNESS WHEREOF, Duke Energy Indiana, LLC has caused this bond to be executed in its name by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents, and its company seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of:

DUKE ENERGY INDIANA, LLC

By

President

ATTEST:

Secretary

(FORM OF REVERSE OF BOND OF SERIES XXX)

This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust, dated September 1, 1939, from Public Service Company of Indiana (predecessor of the Company) to The First National Bank of Chicago, as Trustee, to which Deutsche Bank National Trust Company is successor trustee (which indenture as amended by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said bonds. By the terms of the Indenture, the bonds secured thereby are issuable in series which may vary as to date, amount, dates of maturity, rate of interest and in other respects as in the Indenture provided.

This bond is one of a series designated as “Duke Energy Indiana, LLC First Mortgage Bonds, Series XXX, 3.75%, Due May 15, 2046” (hereinafter referred to as the “Bonds of Series XXX”) of the Company issued under and secured by the Indenture and created by a Sixty-Eighth Supplemental Indenture, dated as of May 12, 2016 (the “Sixty-Eighth Supplemental Indenture”), which also amends the Indenture.

The rights and obligations of the Company and of the bearers and registered owners of bonds may be modified or amended with the consent of the Company by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding at a meeting of bondholders called for the purpose (and by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of bonds of any series affected by such modification or amendment in case one or more, but less than all, series of bonds are so affected), all in the manner and subject to the limitations set forth in the Indenture, any consent by the bearer or registered owner of any bond being conclusive and binding upon such bearer or registered owner and upon all future bearers or registered owners of such bond, irrespective of whether or not any notation of such consent is made on such bond; provided that no such modification or amendment shall, among other things, extend the maturity or reduce the amount of, or reduce the rate of interest on, or otherwise modify the terms of the payment of the principal of, or interest or premium (if any) on this bond, which obligations are absolute and unconditional, or permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property. The Sixty-Eighth Supplemental Indenture provides that at any time when no bonds issued under the Indenture prior to the issuance of the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” are outstanding, the Company reserves the right to amend the Indenture, without the consent or other action by the holders of the bonds outstanding at that time, to decrease the seventy-five per centum (75%) vote requirement referred to above to sixty-six and two-thirds per centum (66-2/3%).

At any time before November 15, 2045 (the “Par Call Date”), the Bonds of Series XXX will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds of Series XXX being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of Series XXX being redeemed that would be due if the Bonds of Series XXX matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20% (20 basis points), plus, in each case, accrued and unpaid interest on the principal amount of the Bonds of Series XXX being redeemed to, but excluding, such redemption date.  For the avoidance of doubt, interest that is due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date in accordance with the Bonds of Series XXX and the Indenture. The Company shall notify the Trustee of the redemption price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof. The Trustee shall not be responsible for calculating said redemption price.

At any time on or after the Par Call Date, the Bonds of Series XXX will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to 100% of the principal amount of such Bonds of Series XXX being redeemed plus accrued and unpaid interest on the principal amount of the Bonds of Series XXX being redeemed to, but excluding, such redemption date.

For purposes of the redemption provisions of the Bonds of Series XXX, the following terms have the following meanings:

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Trustee’s corporate trust office is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Bonds of Series XXX to be redeemed (assuming, for this purpose, that the Bonds of Series XXX matured on the Par Call Date), that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Bonds of Series XXX.

“Comparable Treasury Price” means, with respect to any redemption date for the Bonds of Series XXX, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Mizuho Securities USA Inc., and a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc., plus one other financial institution appointed by the Company at the time of any redemption, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of Bonds of Series XXX to be redeemed. If less than all the Bonds of Series XXX are to be redeemed at the option of the Company, and if the Bonds of Series XXX are not Global Securities, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds of Series XXX to be redeemed in whole or in part.

Unless the Company defaults in payment of the redemption price, on and after any redemption date, interest will cease to accrue on the Bonds of Series XXX or portions thereof called for redemption.

In the case of any of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds of Series XXX are issuable only in registered form without coupons. This bond is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the principal office or place of business of Deutsche Bank National Trust Company, the Trustee, or its successor in trust under the Indenture, or, if the Bonds of Series XXX are not Global Securities, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds of Series XXX are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof as shall from time to time be determined and authorized by the Board of Directors of the Company. In the manner and subject to the limitations provided in the Indenture, Bonds of Series XXX are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the principal office or place of business of Deutsche Bank National Trust Company, the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(FORM OF TRUSTEE’S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This bond is one of the Bonds of Series XXX designated therein referred to and described in the within mentioned Indenture and Sixty-Eighth Supplemental Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, AS TRUSTEE

By
Authorized Officer

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Section 3.  The Bond of Series XXX issued prior to the first interest payment date shall be dated as of May 12, 2016, and otherwise shall be dated as provided in Section 1 of Article II of the Indenture.

Section 4.  All Bonds of Series XXX shall be due and payable on May 15, 2046, and shall bear interest from the date thereof at the rate of 3.75% per annum, payable semi-annually on the fifteenth day of May and November in each year, commencing on November 15, 2016, to each holder of record at the close of business on the first day of May and November (whether or not a Business Day) preceding the applicable interest payment date until the principal amount of the Bonds of Series XXX has been paid or made available for payment. Interest on the Bonds of Series XXX shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 5.  Subject to agreements with or the rules of the Depository or any successor book-entry security system or similar system with respect to Global Securities, both the principal of and the interest on the Bonds of Series XXX shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Plainfield, Indiana, or, at the option of the holder thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, except that interest on the Bonds of Series XXX may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

Section 6.  Definitive Bonds of Series XXX shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, numbered consecutively from “XXX-R-1” upward.

The Bonds of Series XXX shall be executed on behalf of the Company by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents and shall have affixed thereto the seal of the Company or a facsimile thereof attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries and shall be authenticated by the execution by the Trustee of the certificate endorsed on said bonds.

No service charge will be made by the Company for the transfer or for the exchange of Bonds of Series XXX except, in the case of transfer, a charge sufficient to reimburse the Company for any tax or other governmental charge payable in connection therewith.

Pursuant to the provisions of Section 11 of Article II of the Indenture, the Bonds of Series XXX may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive Bonds of Series XXX and exchange the temporary bonds for such definitive bonds in the manner provided for in said section, provided, however, no presentation or surrender of temporary Bonds of Series XXX shall be necessary in order for the holders entitled to interest thereon to receive such interest.

Section 7.  Article IX of the Indenture, “Maintenance and Renewal Fund and Sinking Fund Provisions”, as heretofore amended or supplemented shall not apply to the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” (such bonds being hereinafter referred to as the “Bonds of Series BBB”) or to any subsequently created series of bonds (which includes the Bonds of Series XXX) from and after the date on which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 8.  Section 22 of Article V of the Indenture as heretofore amended or supplemented which, among other things, requires an inspection of the mortgaged property every two years by an independent engineer, shall not apply to the Bonds of Series BBB or to any subsequently created series of bonds (which includes the Bonds of Series XXX), from and after the date on which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 9.  The Company reserves the right, without consent or other action by the holders of the Bonds of Series BBB or of any subsequently created series of bonds (which includes the Bonds of Series XXX), to amend the Indenture, as heretofore amended or supplemented, at any time after all bonds of any series created prior to the Bonds of Series BBB are no longer outstanding under the Indenture, as follows:

(a)                                 by substituting for the words “in principal amount not greater than sixty per centum (60%) of” in Section 3 of Article IV thereof the following:

“in principal amount not greater than sixty-six and two-thirds per centum (66-2/3%) of”.

(b)                                 by substituting for the words “shall exceed sixty per centum (60%) of the value of bondable property so acquired” in Section 9 of Article V thereof the following:

“shall exceed sixty-six and two-thirds per centum (66-2/3%) of the value of bondable property so acquired”.

(c)                                  by substituting for the words “shall be deemed to be paid within the meaning of this article; provided, that the date for the payment or redemption of such bonds shall be not more than one (1) year after such moneys shall have been so set apart or paid.” in the first paragraph of Article XIV thereof the following:

“shall be deemed to be paid within the meaning of this article.”.

(d)                                 by substituting for the words “with the consent of holders of at least seventy-five per centum (75%) in aggregate principal amount of the bonds at the time outstanding;” in sub-section (a) of Section 3 of Article XVIII thereof the following:

“with the consent of holders of at least sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds at the time outstanding;”.

(e)                                  by substituting for the words “holders (or persons entitled to vote the bonds) of not less than seventy-five per centum (75%) in aggregate principal amount of the bonds entitled to be voted” in subsection (l) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of not less than sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds entitled to be voted”.

(f)                                   by substituting for the words “holders (or persons entitled to vote the bonds) of at least seventy-five per centum (75%) in principal amount of the bonds outstanding” in sub-section (m) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds outstanding”.

Section 10.  The Bonds shall not be entitled to the benefit of a sinking fund.

ARTICLE II.

ISSUANCE OF BONDS OF SERIES XXX.

Section 1.  An initial issue of the Bonds of Series XXX, in the aggregate principal amount not exceeding five hundred million dollars ($500,000,000) may be executed by the Company and delivered to the Trustee for authentication, and shall be authenticated and delivered by the Trustee to or upon the order of the Company (which authentication and delivery may be made without awaiting the filing or recording of this Sixty-Eighth Supplemental Indenture), upon receipt by the Trustee of the resolutions, certificates, orders, opinions and other instruments required by the provisions of Section 3 of Article IV of the Indenture to be received by the Trustee as a condition to the authentication and delivery by the Trustee of bonds pursuant to said Section 3.

Section 2.  Subject to the limitations provided in Section 24 of Article V of the Indenture, additional Bonds of Series XXX may be issued by the Company under the provisions of Sections 2, 3 or 4 of Article IV of the Indenture.

ARTICLE III.

INDENTURE AMENDMENTS.

Section 1.  Article I of the Indenture, as heretofore amended, is hereby further amended (i) by adding immediately after subdivision “(106)” thereof an additional subdivision numbered “(107)” and reading as follows:

“(107) The term ‘Sixty-Eighth Supplemental Indenture’ shall mean the Sixty-Eighth Supplemental Indenture executed by the Company and the Trustee, dated as of May 12, 2016, supplementing and amending the Indenture; and the term ‘Bonds of Series XXX’ shall mean the ‘Duke Energy Indiana, LLC First Mortgage Bonds, Series XXX, 3.75%, Due May 15, 2046’ created by the Sixty-Eighth Supplemental Indenture.”

and (ii) by changing the numbering of the present subdivision “(107)” thereof to “(108)”.

Section 2.  Article VII of the Indenture, as heretofore amended, is hereby further amended by inserting therein immediately after Section 52 thereof, a new section designated “Section 53” and reading as follows:

“Section 53. At any time before November 15, 2045 (the “Par Call Date”), the Bonds of Series XXX will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of such Bonds of Series XXX being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of Series XXX being redeemed that would be due if the Bonds of Series XXX matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20% (20 basis points), plus in each case, accrued and unpaid interest on the principal amount of the Bonds of Series XXX being redeemed to, but excluding, such redemption date. For the avoidance of doubt, interest that is due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date in accordance with the Bonds of Series XXX and the

Indenture. The Company shall notify the Trustee of the redemption price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof. The Trustee shall not be responsible for calculating said redemption price.

At any time on or after the Par Call Date, the Bonds of Series XXX will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to 100% of the principal amount of the Bonds of Series XXX being redeemed plus accrued and unpaid interest on the principal amount of the Bonds of Series XXX being redeemed to, but excluding, such redemption date.

‘Business Day’ means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Trustee’s corporate trust office is closed for business.

‘Comparable Treasury Issue’ means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Bonds of Series XXX to be redeemed (assuming, for this purpose, that the Bonds of Series XXX matured on the Par Call Date), that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Bonds of Series XXX.

‘Comparable Treasury Price’ means, with respect to any redemption date for the Bonds of Series XXX, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

‘Quotation Agent’ means one of the Reference Treasury Dealers appointed by the Company.

‘Reference Treasury Dealer’ means each of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Mizuho Securities USA Inc., and a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc., plus one other financial institution appointed by the Company at the time of any redemption, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

‘Reference Treasury Dealer Quotations’ means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

‘Treasury Rate’ means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of Bonds of Series XXX to be redeemed. If less than all the Bonds of Series XXX are to be redeemed at the option of the Company, and if the Bonds of Series XXX are not Global Securities, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds of Series XXX to be redeemed in whole or in part.

Unless the Company defaults in payment of the redemption price, on and after any redemption date, interest will cease to accrue on the Bonds of Series XXX or portions thereof called for redemption.

The Company shall indemnify and hold harmless the Trustee from any and all losses, costs, damages, expenses, fees (including attorneys’ fees), court costs, judgments, penalties, obligations, suits, disbursements and liabilities of any kind or character whatsoever which may at any time be imposed upon, incurred by or asserted against the Trustee by reason of or arising out of or caused, directly or indirectly by any act or omission of the Trustee with respect to this Section 53, except for such that would arise out of the willful misconduct or gross negligence of the Trustee and except for costs and expenses arising in the ordinary course of the Trustee’s business.”

ARTICLE IV.

CONCERNING THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and agrees to perform the same upon the terms and conditions in the Indenture and in this Sixty-Eighth Supplemental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-Eighth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Indenture shall apply to this Sixty-Eighth Supplemental Indenture.

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 1.  Wherever in the original Indenture or in any of the sixty-eight supplemental indentures thereto reference is made to any article or section of the original Indenture, such reference shall be deemed to refer to such article or section as amended by such supplemental indentures.

Section 2.  Upon the execution and delivery hereof, the Indenture shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were set forth in the original Indenture and each of the sixty-eight supplemental indentures to the Indenture shall henceforth be read, taken and construed as one and the same instrument; but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the original Indenture or said supplemental indentures.

Section 3.  All the covenants, stipulations and agreements in this Sixty-Eighth Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders from time to time of the bonds.

Section 4.  The table of contents to, and the headings of the different articles of, this Sixty-Eighth Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of the provisions hereof, nor to control or affect the meaning, construction or effect of the same.

Section 5.  This Sixty-Eighth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts shall constitute but one and the same instrument.

Section 6.  Whenever a payment of principal or interest in respect of the Bonds of Series XXX are due on any day other than a Business Day (as hereinafter defined), such payment shall be payable on the first Business Day next following such date, and, in the case of a principal payment, interest on such principal payment shall accrue to the date of such principal payment. For the purposes of this Section 6 the term Business Day shall mean any day other than a day on which the Trustee is authorized by law to close.

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IN WITNESS WHEREOF, said Duke Energy Indiana, LLC has caused this instrument to be executed in its limited liability company name by its President or one of its Vice Presidents and to be attested by its Secretary or one of its Assistant Secretaries and said Deutsche Bank National Trust Company has caused this instrument to be executed in its corporate name by, and to be attested by, its authorized officers, in several counterparts, all as of the day and year first above written.

DUKE ENERGY INDIANA, LLC

(COMPANY SEAL)	By	/s/ Stephen G. De May
Stephen G. De May
Senior Vice President, Tax and Treasurer

ATTEST:

/s/ Robert T. Lucas III
Robert T. Lucas III
Assistant Secretary

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and not in its individual capacity

(CORPORATE SEAL)	By	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

	By	/s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President

ATTEST:

/s/ Kenneth R. Ring
Name: Kenneth R. Ring
Title: Director

STATE OF NORTH CAROLINA	)
) ss:
COUNTY OF MECKLENBURG	)

BE IT REMEMBERED, that on this 12th day of May, 2016, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Stephen G. De May and Robert T. Lucas III, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be the Senior Vice President, Tax and Treasurer and an Assistant Secretary, respectively, of Duke Energy Indiana, LLC, an Indiana limited liability company, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Senior Vice President and Treasurer and Assistant Secretary, respectively, and as the free and voluntary act of said Duke Energy Indiana, LLC, for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Patricia C. Ross
Patricia C. Ross, Notary Public
Commission expires: Oct. 17, 2019

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

BE IT REMEMBERED, that on this 12th day of May, 2016, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Chris Niesz and Debra A. Schwalb personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be a/an Assistant Vice President and a/an Vice President, respectively, of Deutsche Bank National Trust Company, a national banking association, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Assistant Vice President and Vice President, respectively, and as the free and voluntary act of said Deutsche Bank National Trust Company, for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by the bylaws of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Robert S. Peschler
Robert S. Peschler, Notary Public
Commission expires: Dec. 11, 2017

This instrument was prepared by:

Peter K. O’Brien, Esq.*

Hunton & Williams LLP

200 Park Avenue

New York, New York 10166

*Admitted in New York; not admitted in Indiana